Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

DIPLOMAT PHARMACY, INC.

at

$4.00 per share, net in cash,

pursuant to the Offer to Purchase dated January 9, 2020

by

DENALI MERGER SUB, INC.

a direct wholly owned subsidiary of

UNITEDHEALTH GROUP INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON FEBRUARY 7, 2020, UNLESS EXTENDED OR EARLIER TERMINATED.

January 9, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated January 9, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the accompanying Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) and other related materials (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), relating to the offer by Denali Merger Sub, Inc., a Michigan corporation (“Purchaser”) and a direct wholly owned subsidiary of UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth Group”), to purchase all outstanding shares (the “Shares”) of common stock, no par value (the “Common Stock”), of Diplomat Pharmacy, Inc., a Michigan corporation (“Diplomat”), at a price of $4.00 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any required tax withholding, on the terms and subject to the conditions set forth in the Offer to Purchase.

Also enclosed is Diplomat’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF DIPLOMAT HAS UNANIMOUSLY RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER YOUR SHARES TO PURCHASER IN THE OFFER.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions described in the enclosed Offer to Purchase and Letter of Transmittal.

Your attention is directed to the following:

1.

The Offer Price for the Offer is $4.00 per Share, net to the seller in cash, without interest and subject to any required tax withholding, on the terms and subject to the conditions described in the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares that are not subject to vesting conditions.

3.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of December 9, 2019 (as amended or supplemented from time to time, the “Merger Agreement”), by and among UnitedHealth Group, Purchaser and Diplomat. Following the consummation of the Offer and subject to the satisfaction or waiver of all of the conditions to the Merger (as defined below), Purchaser will merge with and into Diplomat, with Diplomat surviving as a direct wholly owned subsidiary of UnitedHealth Group (the “Merger”), in accordance with Section 703a(3) of the Michigan Business Corporation Act (the “MBCA”). The Offer and the Merger do not require the vote of Diplomat’s shareholders. As a result of the Merger, each Share not previously purchased in the Offer and outstanding immediately prior to the effective time of the Merger (“Effective Time”), other than Shares that as of the Effective Time are (i) owned by UnitedHealth Group, Purchaser or any wholly owned subsidiary thereof or (ii) owned by Diplomat or held in Diplomat’s treasury, will automatically be converted into the right to receive the Offer Price in cash, without interest and subject to any required tax withholding. Pursuant to the MBCA, no appraisal or dissenters’ rights will be available to shareholders in connection with the Offer or the Merger. The Offer, the Merger and the other transactions contemplated by the Merger Agreement are collectively referred to as the “Transactions.”

4.

The board of directors of Diplomat has unanimously (i) determined that the Merger Agreement, the Offer and the Merger are advisable, fair to and in the best interests of Diplomat and its shareholders, (ii) approved the execution, delivery and performance of the Merger Agreement by Diplomat and the consummation by Diplomat of the Transactions and the other covenants and agreements of Diplomat contained in the Merger Agreement, (iii) resolved that the Merger shall be effected under Section 703a(3) of the MBCA, and (iv) recommended that the shareholders of Diplomat accept the Offer and tender their Shares to Purchaser in the Offer.

5.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON FEBRUARY 7, 2020 (THE “EXPIRATION TIME”), UNLESS AND UNTIL, IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AND APPLICABLE LAW, THE PERIOD OF TIME FOR WHICH THE OFFER IS OPEN IS EXTENDED BY PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION TIME” MEANS THE LATEST TIME AND DATE AT WHICH THE OFFERING PERIOD OF THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

6.	The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 14—“Conditions of the Offer” of the Offer to Purchase.

7.

Tendering shareholders will not be obligated to pay brokerage fees or commissions to Computershare Trust Company, N.A. (the “Depositary”) or D.F. King & Co., Inc., which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares in the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered to Purchaser and not properly withdrawn as, if and when Purchaser gives oral or written notice to the Depositary of Purchaser’s acceptance for payment of the Shares in the Offer. On the terms and subject to the Offer Conditions (as defined in the Offer to Purchase), payment for Shares accepted for payment in the Offer will be made by deposit of the aggregate purchase price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from Purchaser and transmitting payment to tendering shareholders.

UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE TO BE PAID BY PURCHASER FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

Purchaser will pay for Shares accepted for payment in the Offer only after timely receipt by the Depositary of (i) the certificates for the Shares or confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (“DTC”); (ii) a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees, or, for Shares held in book-entry form, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal; and (iii) any other documents required by the Letter of Transmittal. Tendering shareholders may be paid at different times depending upon when Share certificates or book-entry confirmations with respect to Shares are actually received by the Depositary.

Purchaser is not aware of any state where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares, Purchaser will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, Purchaser cannot comply with the state statute, Purchaser will not make the Offer to, nor will tenders be accepted from or on behalf of, the holders of Shares in that state. In any jurisdiction where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

DIPLOMAT PHARMACY, INC.

at

$4.00 per share, net in cash,

pursuant to the Offer to Purchase dated January 9, 2020

by

DENALI MERGER SUB, INC.

a direct wholly owned subsidiary of

UNITEDHEALTH GROUP INCORPORATED

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 9, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the accompanying Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) and other related materials (which, together with the Offer to Purchase and the Letter of Transmittal, collectively constitute the “Offer”), relating to the offer by Denali Merger Sub, Inc., a Michigan corporation (“Purchaser”) and a direct wholly owned subsidiary of UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth Group”), to purchase all outstanding shares (the “Shares”) of common stock, no par value (the “Common Stock”), of Diplomat Pharmacy, Inc., a Michigan corporation (“Diplomat”), at a price of $4.00 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any required tax withholding, on the terms and subject to the conditions described in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility (including time of receipt) of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A. (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) in its sole discretion, which determination shall be final and binding absent a finding to the contrary by a court of competent jurisdiction.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

NUMBER OF SHARES TO BE TENDERED:		SIGN HERE

Shares*
Signature(s)
Dated
Name(s) (Please Print)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.

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